Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“ALTRA MERGER SUB, INC.”, A DELAWARE CORPORATION, WITH AND INTO “ALTRA HOLDINGS, INC.” UNDER THE NAME OF “ALTRA INDUSTRIAL MOTION CORP.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY–SECOND DAY OF NOVEMBER, A.D. 2013, AT 1:46 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE TWENTY–SECOND DAY OF NOVEMBER, A.D. 2013, AT 11:59 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware Secretary of State Division of Corporations Delivered 02:04 PM 11/22/2013 FILED 01:46 PM 11/22/2013 SRV 131340902 – 3870357 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ALTRA MERGER SUB, INC.

(a Delaware corporation)

WITH AND INTO

ALTRA HOLDINGS, INC.

(a Delaware corporation)

Pursuant to Section 253 of the Delaware General Corporation Law of the State of Delaware, on this 22nd day of November 2013, Altra Holdings, Inc., a Delaware corporation (the “Company”), for the purpose of effecting the merger of Altra Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Subsidiary”), with and into the Company, does hereby certify:

FIRST: The Company and the Subsidiary are incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).

SECOND: The Company owns all of the outstanding shares of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company duly adopted the resolutions attached as Exhibit A hereto providing for the merger (the “Merger”) of the Subsidiary with and into the Company pursuant to Section 253 of the DGCL, which resolutions have not been amended or rescinded and are in full force and effect.

FOURTH: The Company shall be the surviving corporation in the Merger and, from and after the Effective Time (defined below), the name of the surviving corporation shall be “Altra Industrial Motion Corp.”

FIFTH: The Second Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the surviving corporation, except that ARTICLE I of the Second Amended and Restated Certificate of Incorporation shall be amended at the Effective Time to read in its entirety as follows:

“ARTICLE I

The name of the Corporation is Alta Industrial Motion Corp.”

SIXTH: This Certificate of Ownership and Merger shall be effective as of 11:59 p.m. Eastern Standard Time on November 22, 2013 (the “Effective Time”).

[Signature page follows]

IN WITNESS WHEREOF, undersigned has caused this Certificate of Ownership and Merger to be duly executed in its corporate name by its duly authorized officer on the date first written above.

ALTRA HOLDINGS, INC.

By:	/s/ Glenn E. Deegan
Name:	Glenn E. Deegan
Title:	Vice President, Legal and Human
Resources, General Counsel and Secretary

EXHIBIT A

BOARD RESOLUTIONS

WHEREAS, the Company owns 100% of issued and outstanding shares of the capital stock of Altra Merger Sub, Inc., a Delaware corporation (the “Subsidiary”).

WHEREAS, the Board deems it to be advisable and in the best interest of the Company and its stockholders to merge the Subsidiary with and into the Company pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the “DGCL”), with the Company being the surviving entity (the “Merger”).

WHEREAS, the Board deems it advisable to file a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware effecting the Merger with an effective time (the “Effective Time”) as determined by an officer of the Company.

NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and hereby is, authorized and approved.

RESOLVED FURTHER, that the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware shall be filed by the Company in accordance with the provisions of Section 253 of the Delaware Code to be effective at the Effective Time.

RESOLVED FURTHER, that at the Effective Time the Subsidiary shall be merged with and into the Company, the legal existence of the Subsidiary as a separate legal entity shall cease and the Company shall continue its existence as the surviving corporation.

RESOLVED FURTHER, that, upon the Effective Time, the Company shall assume all of the Subsidiary’s liabilities and obligations and be possessed of all of the assets, property, rights, powers, franchises and privileges of the Subsidiary.

RESOLVED FURTHER, that, upon the Effective Time, each issued and outstanding share of the capital stock of the Subsidiary shall be cancelled and extinguished and cease to be outstanding, without any payment being made in respect thereof, inasmuch as the Company is the owner of all issued and outstanding shares of capital stock of the Subsidiary.

RESOLVED FURTHER, that, upon the Effective Time, the Company shall by amendment of its Second Amended and Restated Certificate of Incorporation assume the name Altra Industrial Motion Corp.

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed to do any and all acts and things and to make, execute, deliver, file, and/or record any and all instruments, papers and documents, including, but not limited to, providing notification of the Merger to any appropriate governmental or regulatory agencies, the filing of a Certificate of Ownership and Merger in accordance with Section 253 of the Delaware Code and any other forms and documents with such agencies as may be required or advisable by them or by law, to effectuate the purposes of the foregoing resolutions and to carry out and consummate the Merger.